UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2011

BOSTON PROPERTIES, INC.

(Exact Name of Registrant As Specified in Charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2011 Outperformance Awards under the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”)

On January 20, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Boston Properties, Inc. (the “Company”) approved outperformance awards under the Plan to officers and key employees of the Company. These awards (the “2011 OPP Awards”) are part of a broad-based, long-term incentive compensation program, generally referred to as an “outperformance plan,” designed to provide the Company’s management team at several levels within the organization with the potential to earn equity awards subject to the Company creating shareholder value in a pay-for-performance structure. In 2008, the Committee implemented a similar program whereby recipients of 2008 outperformance awards would share in an outperformance pool if the Company’s total return to shareholders (“TRS”), including both share appreciation and dividends, exceeds absolute and relative hurdles over the period from February 5, 2008 to February 5, 2011. Recipients of 2008 outperformance awards are not expected to earn any rewards under the 2008 program.

2011 OPP Awards utilize TRS over a three-year measurement period as the performance metric and include two years of time-based vesting after the end of the performance measurement period (subject to acceleration in certain events) as a retention tool. Recipients of 2011 OPP Awards will share in an outperformance pool if the Company’s TRS, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from February 1, 2011 to January 31, 2014, based on the average closing price of a share of the Company’s common stock (a “REIT Share”) for the five trading days prior to and including February 1, 2011. The aggregate reward that recipients of all 2011 OPP Awards can earn, as measured by the outperformance pool, is subject to a maximum cap of $40 million. The Company expects that under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation” the 2011 OPP Awards will have an aggregate value of approximately $7.4 million, which amount will be amortized into earnings over the five-year plan period under the graded vesting method.

The outperformance pool will consist of (i) two percent (2%) of the excess total return above a cumulative absolute TRS hurdle of 27% over the full three-year measurement period (equivalent to 9% per annum) (the “Absolute TRS Component”) and (ii) two percent (2%) of the excess or deficient excess total return above or below a relative TRS hurdle equal to the total return of the SNL Equity REIT Index over the three-year measurement period (the “Relative TRS Component”). In the event that the Relative TRS Component is potentially positive because the Company’s TRS is greater than the total return of the SNL Equity REIT Index, but the Company achieves a cumulative absolute TRS below 27% over the three-year measurement period (equivalent to 9% per annum), the actual contribution to the outperformance pool from the Relative TRS Component will be subject to a sliding scale factor as follows: (i) 100% of the potential Relative TRS Component will be earned if the Company’s TRS is equal to or greater than a cumulative 27% over three years, (ii) 0% will be earned if the Company’s TRS is 0% or less, and (iii) a percentage from 0% to 100% calculated by linear interpolation will be earned if the Company’s cumulative TRS over three years is between 0% and 27%. For example, if the Company achieves a cumulative absolute TRS of 18% over the full three-year measurement period (equivalent to a 6% absolute annual TRS), the potential Relative TRS Component would be prorated by 66.67%. The potential Relative TRS Component before application of the sliding scale factor will be capped at $40 million. In the event that the Relative TRS Component is negative because the Company’s TRS is less than the total return of the SNL Equity REIT Index, any outperformance reward potentially earned under the Absolute TRS Component will be reduced dollar for dollar, provided that the potential Absolute TRS Component before reduction for any negative Relative TRS Component will be capped at $40 million. The algebraic sum of the Absolute TRS Component and the Relative TRS Component determined as described above will never exceed $40 million.

Each employee’s 2011 OPP Award will be designated as a specified percentage of the aggregate outperformance pool. Assuming the applicable absolute and/or relative TRS thresholds are achieved at the end of the measurement period, the algebraic sum of the Absolute TRS Component and the Relative TRS Component will be calculated and then allocated among the 2011 OPP Award recipients in accordance with each individual’s percentage. Rewards earned with respect to 2011 OPP Awards will vest 25% on February 1, 2014, 25% on February 1, 2015, and 50% on February 1, 2016, based on continued employment. Vesting will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death, disability or retirement, although restrictions on transfer will continue to apply in certain of these situations.

All determinations, interpretations and assumptions relating to the calculation of performance and vesting relating to 2011 OPP Awards will be made by the Committee.

2011 OPP Awards will be in the form of LTIP units of limited partnership interest (“LTIP Units”) of Boston Properties Limited Partnership (the “Operating Partnership”). LTIP Units will be issued prior to the determination of the outperformance pool, but will remain subject to forfeiture depending on the extent of rewards earned with respect to 2011 OPP Awards. The number of LTIP Units to be issued initially to recipients of the 2011 OPP Awards is an estimate of the maximum number of LTIP Units that they could earn, based on certain assumptions. The number of LTIP Units actually earned by each award recipient will be determined at the end of the performance measurement period by dividing his or her share of the outperformance pool by the average closing price of a REIT Share for the 15 trading days immediately preceding the measurement date. Total return for the Company and for the SNL Equity REIT Index over the three-year measurement period and other circumstances will determine how many LTIP Units are earned by each recipient; if they are fewer than the number issued initially, the balance will be forfeited as of the performance measurement date.

Prior to the measurement date, LTIP units issued on account of 2011 OPP Awards will be entitled to receive per unit distributions equal to one-tenth (10%) of the regular quarterly distributions payable on a common unit of limited partnership interest in the Operating Partnership (a “Common Unit”), but will not be entitled to receive any special distributions. After the measurement date, the number of LTIP Units, both vested and unvested, which 2011 OPP Award recipients have earned based on the establishment of an outperformance pool, will be entitled to receive distributions in an amount per unit equal to distributions, both regular and special, payable on a Common Unit.

LTIP Units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. As a general matter, the profits interests characteristics of the LTIP Units mean that initially they will not be economically equivalent in value to a Common Unit. If and when events specified by applicable tax regulations occur, LTIP Units can over time increase in value up to the point where they are equivalent to Common Units on a one-for-one basis. After LTIP Units are fully vested, and to the extent the special tax rules applicable to profits interests have allowed them to become equivalent in value to Common Units, LTIP Units may be converted on a one-for-one basis into Common Units. Common Units in turn have a one-for-one relationship in value with REIT Shares, and are exchangeable on such one-for-one basis for cash or, at the election of the Company, REIT Shares.

Form of LTIP Unit Award Agreement

On January 20, 2011, the Committee approved the form of 2011 Outperformance Award Agreement attached hereto as Exhibit 10.1. The foregoing summary of the 2011 OPP Awards is qualified in its entirety by reference to the form of award agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2011 OPP Awards to Named Executive Officers

The 2011 OPP Awards approved by the Committee for the Company’s principal executive officer, principal financial officer and other named executive officers are as follows (each award is expressed as the maximum dollar value of the award based on the aggregate program cap of $40 million and (in parentheses) the corresponding percentage allocation): Mortimer B. Zuckerman, $6,800,000 (17.0%); Douglas T. Linde, $5,200,000 (13.0%); Raymond A. Ritchey, $4,800,000 (12.0%); E. Mitchell Norville, $4,800,000 (12.0%); and Michael E. LaBelle, $1,800,000 (4.5%).

Appointment of Matthew J. Lustig to the Board of Directors

On January 20, 2011, the Board appointed Matthew J. Lustig as a Director of the Company to serve until the Company’s 2012 annual meeting of stockholders.

Mr. Lustig has worked for more than 25 years in the real estate industry, during which time he gained extensive experience providing strategic and financial advice and execution to clients, and investing in real estate companies and assets as a principal. Mr. Lustig is Vice Chairman of U.S. Investment Banking and Head of Real Estate at Lazard Frères & Co. LLC and, separately, is Chief Executive Officer of Lazard Real Estate Partners LLC at Lazard Alternative Investments LLC. Prior to joining Lazard in 1989, Mr. Lustig was a First Vice President in the real estate group at Drexel Burnham Lambert and before that, was a construction lender at Chase Manhattan Bank. He received a BSFS from the School of Foreign Service at Georgetown University. He is 50 years old.

Pursuant to the Board’s current policy regarding director compensation, the Company will grant Mr. Lustig a number of shares of restricted stock of the Company (or, if elected by Mr. Lustig, LTIP Units of the Operating Partnership) valued at $28,333 on January 27, 2011, the fifth business day after his initial appointment to the Board. The value of the grant of restricted stock or LTIP Units was calculated by pro rating an annual grant of restricted stock or LTIP Units with a value of $85,000 for the four months from Mr. Lustig’s appointment to the Company’s 2011 annual meeting of stockholders. The actual number of shares of restricted stock or LTIP Units to be granted will be determined by dividing (1) $28,333 by (2) the closing market price of the Company’s common stock on the New York Stock Exchange on the grant date. The shares or LTIP Units will vest on the date of the Company’s 2011 annual meeting of stockholders.

In connection with Mr. Lustig’s appointment to the Board, the Company, the Operating Partnership and Mr. Lustig entered into an indemnification agreement in substantially the same form as the Company and the Operating Partnership have entered into with each of the Company’s existing directors. The indemnification agreement requires, among other matters, that the Company and the Operating Partnership indemnify Mr. Lustig to the fullest extent permitted by law for all expenses and liabilities arising out of any proceeding involving Mr. Lustig by reason of his service as a member of the Board and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Additionally, the Company and Mr. Lustig entered into an agreement pursuant to which the Company agreed that, generally, Mr. Lustig may retain for his own benefit any external business opportunities that are presented to him following his appointment to the Board, other than opportunities that are expressly offered to him in his capacity as a director of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Form of 2011 Outperformance Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: January 21, 2011	By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2011 Outperformance Award Agreement.